EXHIBIT 4.3(a)


COMMON STOCK                              COMMON STOCK

INCORPORATED UNDER THE LAWS               SEE REVERSE FOR CERTAIN
    OF THE                                DEFINITIONS
COMMONWEALTH OF VIRGINIA

THIS CERTIFICATE IS TRANSFERABLE          CUSIP 172737 30 6
  IN MINNEAPOLIS, MINNESOTA
    OR NEW YORK, NEW YORK

                     CIRCUIT CITY STORES, INC.--CARMAX GROUP


THIS CERTIFIES THAT



IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF CIRCUIT CITY STORES, INC. -- CARMAX GROUP COMMON STOCK OF

CIRCUIT CITY STORES, INC., transferable upon the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to the provisions of the Articles of Incorporation and any amendments thereto of the Corporation, to all of which the holder by the acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:

COUNTERSIGNED AND REGISTERED:
NORWEST BANK MINNESOTA, N.A.
Transfer Agent and Registrar
By

Authorized Signature

Michael T. Chalifoux                                 Richard L. Sharp
    Secretary                                            President
    [SEAL]

                            CIRCUIT CITY STORES, INC.

         A full statement of the designations, relative rights, preferences and limitations applicable to each class of stock that the Corporation is authorized to issue and the variations in rights, preferences and limitations determined for the shares of each series of Common Stock and Preferred Stock that the Corporation is authorized to issue so far as the same have been fixed and determined (and the authority of the board of directors to determine variations in the rights, preferences and limitations of subsequent series) will be furnished to the holder hereof without charge upon request in writing to the Secretary of the Corporation or to the Transfer Agent named on the face hereof.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common       UNIF GIFT MIN ACT -Custodian.........
TEN ENT--as tenants by the entireties                  (Cust)         (Minor)
         with right of survivorship                    under Uniform Gifts to Minors
JT TEN --as joint tenants with right of                Act...........
         survivorship and not as tenants                    (State)
         in common

                  Additional abbreviations may also be used though not in the above list.

      For value received________hereby sell, assign and transfer unto Please insert social security or other identifying number of assignee

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          |                       |
          |_______________________|


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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, including zip code, of assignee)

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 _____________________________________________________________________   shares
 of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint
 ____________________________________________________________________Attorney
 to transfer the said stock on the books of the within named
 Corporation with full power of substitution in the premises.
 Dated______________________

                -----------------------------------------------------------
 NOTICE:         THIS SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH
                 THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR
                 ANY CHANGE WHATEVER.

Signature(s) Guaranteed: _________________________________________________
                          THIS SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

The holder of this certificate is entitled to certain Rights as set forth in an Amended and Restated Rights Agreement (the "Rights Agreement") between Circuit City Stores, Inc. and Norwest Bank Minnesota, N.A. (the "Rights Agent") dated as of the effective date of the Redesignation (as defined in the Rights Agreement), as the same may be amended or supplemented from time to time, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive office of Circuit City Stores, Inc. One or more certificates evidencing such Rights have been delivered to and registered in the name of Norwest Bank Minnesota, N.A. as Rights Agent under the Rights Agreement. Circuit City Stores, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) shall become null and void.